AMENDMENT TO LOCK-UP AGREEMENT

Reference is made to a certain Lock-Up Agreement dated as of December 6, 2017 (the "Lock-Up Agreement"), between the undersigned shareholder ("Shareholder") and Apollo Medical Holdings, Inc., a Delaware corporation ("Apollo"). Capitalized terms used but not otherwise defined herein shall have the same meanings given to such terms in the Lock-Up Agreement.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Apollo and Shareholder agree that the expiration date of the "First Lock-Up Period" (as defined in the Lock Up Agreement), which was previously extended to and including September 30, 2019, is hereby further extended to and including January 31, 2020. Except as expressly amended above, all of the terms and conditions of the Lock-Up Agreement remain unchanged and in full force and effect.

AGREED:

"Apollo"     "Shareholder"

By:        _______________________________
Mitchell Kitayama
Lead Independent Committee Director

By:
Eric Chin
Chief Financial Officer